                                POWER OF ATTORNEY

         That each of the undersigned officers and trustees of BlackRock Maryland Municipal Bond Trust, a business trust formed under the laws of the State of Delaware (the "Trust"), do constitute and appoint Ralph L. Schlosstein, Laurence D. Fink and Anne F. Ackerley, and each of them, his true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act") and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust's common shares of beneficial interest, par value $.001 per share, or the registration or offering of the Trust's preferred shares, par value $.001 per share; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 20th day of March, 2002.

                                           /s/ Dr. Andrew  F. Brimmer
                                           -----------------------------------
                                               Dr. Andrew F. Brimmer
                                               Trustee

                                           /s/ Richard  E. Cavanagh
                                           -----------------------------------
                                               Richard E. Cavanagh
                                               Trustee

                                           /s/ Kent Dixon
                                           -----------------------------------
                                               Kent Dixon
                                               Trustee

                                           /s/ Frank J. Fabozzi
                                           -----------------------------------
                                               Frank J. Fabozzi
                                               Trustee

                                           /s/ James Clayburn La Force, Jr.
                                           -----------------------------------
                                               James Clayburn La Force, Jr.
                                               Trustee

                                           /s/ Walter F. Mondale
                                           -----------------------------------
                                               Walter F. Mondale
                                               Trustee

                                           /s/ Laurence D. Fink
                                           -----------------------------------
                                               Laurence D. Fink
                                               Trustee

                                           /s/ Henry Gabbay
                                           -----------------------------------
                                               Henry Gabbay
                                               Treasurer